                                                                    EXHIBIT 10.7

                            PATENT LICENSE AGREEMENT

THIS AGREEMENT is effective as of the 17th day of January, 1997, by and between Motorola, Inc., a Delaware corporation having an office at 1303 East Algonquin Road, Schaumburg, IL 60196 U.S.A., (hereinafter called "MOTOROLA"), and Omniview, Inc., a corporation having an office at 7325 Oak Ridge Highway, Knoxville, TN 37931-3476 (hereinafter called "OMNIVIEW").

WHEREAS, OMNIVIEW owns and has or may have or acquire intellectual property rights including, but not limited to, U.S. Patent No. 5,185,667; and

WHEREAS, MOTOROLA owns and has or may have or acquire intellectual property rights relating to improvements to U.S. Patent No. 5,185,667 under which OMNIVIEW desires to acquire licenses as hereinafter provided; and

WHEREAS, the parties are willing to exchange certain licenses and give mutual assertions as provided herein;

NOW, THEREFORE, in consideration of the mutual covenants and undertakings set out herein and other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties hereto agree as follows:

Section 1 - DEFINITIONS

1.1 "SUBSIDIARY(IES)" means any legal entity, more than fifty percent (50%) of whose outstanding shares or securities representing the right to vote for the election of directors or other managing authority are, or more than fifty percent (50%) of whose equity interest is, now or hereafter, owned or controlled, directly or indirectly by that party (but only so long as such ownership or control or equity interest exists).

1.2 "SUCCESSORS" means any legal entity that obtains 100% of the outstanding capital stock or securities of a party.

1.3 "OMNIVIEW PATENTS" means U.S. Patent Nos. 5,185,667, 5,313,306, 5,359,363, 5,384,588, and U.S. Patent Application Nos. 08/373,434, 08/373,446,
08/386/912, 08/516,629, 08/494,599, 08/339,663, 08/662,410, 60/021,644,
08/742,684, 60/012,033 and attorney docket numbers 1096.57548, 01096-57674, and
1096.02449, including all continuations, continuations-in-part, reissues, renewals, and extensions thereof, and any counterparts and international applications claiming priority from any of the foregoing. OMNIVIEW represents that the above listing is all known OMNIVIEW patent prosecution activities in fields relating to PHOTOBUBBLES or ELECTRONIC P-T-R-M as of the EFFECTIVE DATE of this Agreement.

1.4 "FUTURE OMNIVIEW PATENTS" means all patents, licensable patent applications (including all world-wide: divisions, continuations, continuations-in-part, reissues, renewals, and extensions thereof, any counterparts claiming priority therefrom or the benefit of the filing date thereto, utility models, patents of importation/confirmation, and certificates of invention) and like statutory rights (other than design patents, registerable industrial designs and like rights involving trade identify) owned, controlled, or sublicensable by OMNIVIEW or its Subsidiary(ies) which relate to the fields of PHOTOBUBBLES or ELECTRONIC P-T-R-M during the term hereof, other than OMNIVIEW PATENTS.

1.5 "MOTOROLA PATENTS" means U.S. Patent No. 5,489,940 and U.S. Patent Application Nos. 08/512,876, 08/440,015, 08/741,008, 08/392,593, 08/392,705,
08/652,251, 08/431,185, and 08/640,637 including all divisions, continuations, continuations-in-part, re-issues, renewals, and extensions thereof, and any counterparts and international applications claiming priority from any of the foregoing. MOTOROLA represents that the above list is all known patent prosecution activities in fields of PHOTOBUBBLES or ELECTRONIC P-T-R-M by the New Enterprise and MultiMedia organizations of MOTOROLA as of the EFFECTIVE DATE of this Agreement.

1.6 "OMNIVIEW SOFTWARE" means a collection of instructions or data created, used, or distributed by OMNIVIEW that, when execution by general purpose processors, semiconductor devices, or other circuitry, are covered by the MOTOROLA PATENTS.

1.7 "LENS DISTORTED" means distortion of an image caused as light passes through a transmissive lens to a sensor or viewing media.

1.8 "PHOTOBUBBLES" means the creation, storage or linking for transmission, reception, display or viewing of a hemispherical or spherical image in analog or digital form in an appropriate medium of expression including but not limited to print media, compact disc read only memories, holograms and television or computer displays, such hemispherical or spherical image formed from one or more images or portions thereof captured using a fisheye lens and: (i) a conventional camera and film, or (ii) an equivalent digital or electronic camera, or (iii) a video camera.

1.9 "ELECTRONIC P-T-R-M" means, individually, in combination or collectively, apparatus, equipment, solid state devices, and/or software while operating to perform: (i) electronic pan and tilt; or (ii) electronic pan, tilt and magnification or (iii) electronic pan, tilt, magnification and rotation, of LENS DISTORTED images.

1.10 "OMNIVIEW LICENSED FIELDS" means individually or in combination: (i) the fields of PHOTOBUBBLES and ELECTRONIC P-T-R-M and (ii) a field covered by at least one claim of OMNIVIEW PATENTS or FUTURE OMNIVIEW PATENTS issued in any of the following countries: United States, Germany, United Kingdom, Japan, Canada, or in the European Patent Organization.



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

1.11 "LICENSED OMNIVIEW PRODUCTS" means any device, apparatus, product and/or OMNIVIEW SOFTWARE that are made, used, or distributed by OMNIVIEW and are covered by the MOTOROLA PATENTS.

1.12 "EFFECTIVE DATE" shall mean the date of the last necessary signature hereto as entered on the first page hereof.

Section 2 - RELEASE

2.1 OMNIVIEW and its Subsidiary(ies) hereby release, acquit and forever discharge MOTOROLA (and those Subsidiary(ies) affiliated with MOTOROLA on the EFFECTIVE DATE of this Agreement) and their respective distributors, dealers, customers and users from any and all claims or liability from MOTOROLA's use of the services of Mr. Zimmerman and/or hiring Mr. Zimmerman, and agrees not to bring any action or suit based upon improvements related to or advances in OMNIVIEW technology made by MOTOROLA (and those Subsidiary(ies) affiliated with MOTOROLA on the EFFECTIVE DATE of this Agreement) prior to the EFFECTIVE DATE.

Section 3 - GRANT

3.1 MOTOROLA and its Subsidiary(ies) hereby grant to OMNIVIEW for the lives of the MOTOROLA PATENTS, a world-wide, royalty-free, non-exclusive, non-transferable (except as provided in Section 6) license under the MOTOROLA PATENTS, with the right to sub-license:

3.1.1 to make and to have made (or to write or have written) LICENSED OMNIVIEW PRODUCTS in OMNIVIEW LICENSED FIELDS, and

3.1.2 with respect to LICENSED OMNIVIEW PRODUCTS so made (or so written), to use, import, lease, sell, offer for sale, or otherwise dispose of such LICENSED OMNIVIEW PRODUCTS in OMNIVIEW LICENSED FIELDS under any trade identity.

Section 4 - MOST FAVORED NATIONS - LIMITED ABILITY TO BLOCK

4.1 If, at any time during the term of this Agreement, OMNIVIEW enters into another agreement granting:

4.1.1 an exclusive license to another party under the OMNIVIEW PATENTS and/or FUTURE OMNIVIEW PATENTS, then MOTOROLA shall have a right to receive a non-exclusive license upon expiration of the exclusive period under terms and conditions at least as favorable as the most favored terms and conditions granted to any other party; or

4.1.2 a non-exclusive license to another party under the OMNIVIEW PATENTS and/or FUTURE OMNIVIEW PATENTS, then MOTOROLA shall have a right to receive a



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non-exclusive license under terms and conditions at least as favorable as the most favored terms and conditions granted to any other party.

4.2 For any product or service that OMNIVIEW itself provides and does not make available by license to a third party, MOTOROLA agrees that OMNIVIEW will not have an obligation under this Agreement to grant to MOTOROLA an exclusive or non-exclusive license for that same product or service, provided that OMNIVIEW shall provide to MOTOROLA that same product or service on a most favored nations basis and at a quality level that is at least equal to the quality level of products or services provided by OMNIVIEW to others.

4.3 OMNIVIEW may enter into third parties exclusive service relationships in which OMNIVIEW provides PHOTOBUBBLES in particular limited fields to such third parties. OMNIVIEW agrees to notify MOTOROLA of all such third party exclusive service relationships after the execution of such and identify the exclusive field of service. After the term of exclusivity, OMNIVIEW agrees not to enter into any further exclusive service relationships for that same particular limited field without the prior written consent of MOTOROLA.

4.4 OMNIVIEW agrees that all exclusive service relationships entered into by OMNIVIEW and its Subsidiary(ies) to third parties after the EFFECTIVE DATE of this Agreement:

4.4.1 will be for a total term of exclusivity of two years or less from the EFFECTIVE DATE thereof: and

4.4.2 will not have an option permitting renewal of exclusivity unless agreed in writing by MOTOROLA on a case-by-case basis.

4.5 OMNIVIEW may grant to third parties one-time exclusive licenses for any equipment and/or software product. OMNIVIEW agrees to notify MOTOROLA of all third party exclusive licenses after the execution of such and identify the exclusively licensed equipment and/or software product. Thereafter, OMNIVIEW agrees not to grant any further exclusive licenses for that same equipment and/or software product to any other party affiliated with a prior exclusively licensed party without MOTOROLA's prior written consent.

4.6 OMNIVIEW agrees that all exclusive licenses granted by OMNIVIEW and its Subsidiary(ies) to third parties for any equipment and/or software products after the EFFECTIVE DATE of this Agreement:

4.6.1 will be for a total term of exclusivity of one year or less from the EFFECTIVE DATE thereof; and



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4.6.2    will not have an option permitting renewal of exclusivity unless agreed in writing by MOTOROLA on a case-by-case basis.

4.7 MOTOROLA acknowledges that OMNIVIEW has granted or committed to grant prior to the EFFECTIVE DATE of this Agreement, certain exclusive licenses listed in Exhibit 1 under the OMNIVIEW PATENTS, and that such licenses are governed by Paragraphs 4.5 and 4.6, but are not governed by Paragraphs 4.3 and 4.4, provided, however, that the exclusive license to Discovery Communications set forth in Exhibit 1 shall not be governed by Paragraphs 4.5 and 4.6.

4.8 Consent required from MOTOROLA under this Section 4, shall not be unreasonably withheld and such consent shall be deemed to have been given if MOTOROLA does not refuse to give consent within thirty (30) days from receipt of OMNIVIEW's written notice for request for such consent in accordance with
Section 9.14.

Section 5 - REPORTS AND NOTICE OF LICENSING ACTIVITY

5.1 OMNIVIEW shall provide MOTOROLA with a monthly report setting forth all ongoing negotiations for exclusive and non-exclusive licenses, identifying the party and including a description of the proposed terms of such licenses for the products, software, or services under discussion.

5.2 OMNIVIEW shall provide notice to MOTOROLA of any wholesale or commercial release of third party products licensed by OMNIVIEW of which OMNIVIEW is or becomes aware.

Section 6 - TERM, TERMINATION AND ASSIGNABILITY

6.1 The term of this Agreement shall be from the EFFECTIVE DATE through the entire unexpired term of the MOTOROLA PATENTS licensed herein unless otherwise terminated as provided herein.

6.2 In the event of any material breach of this Agreement by either party hereto, if such breach is not corrected within thirty (30) days after written notice of intent to terminate for breach to the breaching party describing such breach, this Agreement may be terminated forthwith by further written notice to that effect from the party noticing the breach. In the event of termination of this Agreement by one party pursuant to this Section 6.3, the licenses and rights granted to or for the benefit of that one party hereto, depending upon which party is doing the terminating, shall survive such termination and shall extend for the full term of this Agreement, but the licenses and rights granted to or for the benefit of the breaching party shall terminate as of the date termination takes effect. Except for sublicenses under the MOTOROLA PATENTS granted to OMNIVIEW and its Subsidiary(ies), termination of this Agreement shall not affect any rights of sublicenses granted prior to the notice of intent to terminate.



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6.3      SUCCESSORS shall be entitled to assume all rights, benefits, responsibilities and obligations of this Agreement by sending written notice to the other party, and this Agreement shall thereafter be interpreted by replacing the SUCCESSORS name for the name of the acquired party.

6.4 SUBSIDIARY(IES) shall be entitled to receive all rights and benefits of this Agreement by sending written notice to the other party, and this Agreement shall thereafter be interpreted by including the name of such SUBSIDIARY(IES) with the name of the party with which the SUBSIDIARY(IES) are affiliated. Each party shall remain directly responsible for the performance by SUBSIDIARY(IES) of the responsibilities and obligations of this Agreement.

6.5 OMNIVIEW may exercise its right to sublicense a third party by sending written notice to MOTOROLA of the name, address, and other relevant contact information for the third party sublicensee.

6.6 Except as provided in Paragraphs 6.3 through 6.5, neither this Agreement nor any of its benefits, rights, privileges, or obligations hereunder shall be directly or indirectly assigned, transferred, divided, shared or sublicensed by either party to or with any individual, firm, corporation or association whatsoever without the prior written consent of the other party and with the authorization or approval of any governmental authority as then may be required.

Section 7 - PUBLICITY

7.1 Nothing in this Agreement shall be construed as conferring upon either party the right to include in advertising, packaging or other commercial activity and reference to the other party, its trademarks, trade names, service marks, or other trade identity in a manner likely to cause confusion.

7.2 Either party may disclose the existence of this Agreement, but shall otherwise keep the terms of this Agreement confidential and shall not now or hereafter divulge any part thereof to any third party except:

7.2.1    with the prior written consent of the other party; or

7.2.2 to any governmental body having jurisdiction to request and to read the same; or

7.2.3    as otherwise may be required by law or legal processes; or

7.2.4    to legal counsel representing either party; or

7.2.5 to SUBSIDIARY(IES) and potential SUCCESSORS provided that, in case of any divulgence pursuant to this Section 7.2.5, to the extent permissible by law, such



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

divulging party shall impose equivalent confidentiality obligations on the recipient in writing prior to such divulgence; or

7.2.6 to potential investors provided that, in case of any divulgence pursuant to this Section 7.2.6, to the extent permissible by law, such divulging party shall impose equivalent confidentiality obligations on the recipient in writing prior to such divulgence; or

7.2.7 to actual or potential third party licensees or sublicensees, provided that, in case of any divulgence pursuant to this Section 7.2.7, to the extent permissible by law, such divulging party shall impose equivalent confidentiality obligations on the recipient in writing prior to such divulgence.

7.3 The parties agree that any press release concerning this Agreement shall be mutually agreed and jointly made.

Section 8 - WARRANTIES

8.1 Each party warrants that it has the requisite authority to convey the rights granted herein.

8.2 OMNIVIEW warrants that there are no exclusive licenses or rights to obtain exclusive licenses other than those listed in Exhibit 1.

8.3 MOTOROLA represents that, as of the EFFECTIVE DATE of this Agreement, it has no present intention to assign its employees Mr. Denis Colomb or Mr. Steven Zimmerman to work for MOTOROLA in the LICENSED OMNIVIEW FIELDS.

Section 9 - MISCELLANEOUS PROVISIONS

9.1      Nothing contained in this Agreement shall be construed as :

9.1.1 restricting the right of either party or any of its SUBSIDIARY(IES) to make, use, sell, lease or otherwise dispose of any particular product or products not herein licensed;

9.1.2 CONFERRING ANY LICENSE OR OTHER RIGHT, BY IMPLICATION, ESTOPPEL OR OTHERWISE, UNDER ANY PATENT, PATENT APPLICATION, PATENT RIGHT OR TECHNOLOGY, EXCEPT AS HEREIN EXPRESSLY GRANTED UNDER THIS AGREEMENT;

9.1.3 conferring any license or right with respect to any trademark, trade or brand name, a corporate name of either party or any of their respective SUBSIDIARY(IES), or any other name or mark, or contraction, abbreviation or simulation thereof;

9.1.4 imposing on either party any obligation to institute any suit or action for infringement of any patents licensed hereunder, or to defend any suit or action brought by a third party which challenges or concerns the validity of any patents licensed under this Agreement;

9.1.5 a warranty or representation by either party that any manufacture, use, sale, lease or other disposition of any product or service offered by it will be free from infringement of any patent other than the patents licensed to it herein;

9.1.6 imposing on either party any obligation to file any patent application or to secure any patent or maintain any patent in force;

9.1.7 an obligation on either party to furnish any manufacturing or technical information under this Agreement except as the same is specifically provided for herein.

9.2 No express or implied waiver by either of the parties to this Agreement of any breach of any term, condition or obligation of this Agreement by the other party shall be construed as a waiver of any subsequent breach of that term, condition or obligation or of any other term, condition or obligation of this Agreement of the same or of a different nature.

9.3 Anything contained in this Agreement to the contrary notwithstanding, the obligations of the parties hereto shall be subject to all laws, both present and future, of any Government having jurisdiction over either party hereto, and to orders or regulations of any such Government, or any department, agency, or court thereof, and acts of war, acts of public enemies, strikes, or other labor disturbances, fires, floods, acts of God, or any causes of like or different kind beyond the control of the parties, and the parties hereto shall be excused from any failure to perform any obligation hereunder to the extent such failure is caused by any such law, order, regulation, or contingency but only so long as said law, order, regulation or contingency continues.

9.4 Either party may make improvements on the other party's technology or make inventions in the other party's area of present, prospective, or anticipated business, and may file patent applications on such improvement or inventions as set forth in this Section 9 so long as any such patent applications do not disclose any confidential information of the other party. Unless otherwise already granted by this Agreement, neither party shall have an obligation to license any patent, patent application, or like right related to such improvement or invention to the other party and no such license or other right shall be conferred by implication, estoppel or otherwise.

9.5 This Agreement is the result of negotiation between the parties and, accordingly, shall not be construed for or against either party regardless of which party drafted this Agreement or any portion thereof.



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

9.6 Section 1, 2, 7, 8, and 9 shall survive termination of this Agreement for any cause.

9.7 Nothing in this Agreement shall be construed as creating a partnership, joint venture, or other formal business organization of any kind.

9.8 IN NO EVENT SHALL EITHER PARTY BE LIABLE TO THE OTHER PARTY BY REASON OF THIS AGREEMENT OR ANY BREACH OR TERMINATION OF THIS AGREEMENT FOR ANY LOSS OF PROSPECTIVE PROFITS OR INCIDENTAL OR SPECIAL OR CONSEQUENTIAL DAMAGES.

9.9 The captions used in this Agreement are for convenience only, and are not to be used in interpreting the obligations of the parties under this Agreement.

9.10 This Agreement and the performance of the parties hereunder shall be construed in accordance with and governed by the laws of the State of Tennessee, United States of America.

9.11 If any term, clause, or provision of this Agreement shall be judged to be invalid, the validity of any other term, clause, or provision shall not be affected; and such invalid term, clause, or provision shall be deemed deleted from this Agreement.

9.12 MOTOROLA and OMNIVIEW will attempt to settle any claim or controversy arising out of this Agreement through negotiation or a form of non-binding mediation prior to commencement of court proceedings. Any dispute which cannot be resolved between MOTOROLA and OMNIVIEW through negotiation or mediation within two (2) months of the date of the initial demand for it by either MOTOROLA and OMNIVIEW may then be submitted to any court having proper jurisdiction over the matter and the parties.

9.13 This Agreement sets forth the entire Agreement and understanding between the parties as to the subject matter hereof and merges all prior discussions between them, and neither of the parties shall be bound by any conditions, definitions, warranties, understanding or representations with respect to such subject matter other that as expressly provided herein or as duly set forth on or subsequent to the date hereof in writing and signed by a proper and duly authorized official of the party to be bound thereby.

9.14 All notices required or permitted to be given hereunder shall be in writing and shall be valid and sufficient if dispatched by registered mail, postage prepaid, in any post office in the United States, addressed as follows:



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9.14.1   If to MOTOROLA:

         Motorola Inc.
         1303 East Algonquin Road
         Schaumburg, Illinois 60196

         Attention:    Vice President for
                       Patents, Trademarks & Licensing

         RE: MultiMedia Group

9.14.2   If to OMNIVIEW:

         Omniview, Inc.
         7325 Oak Ridge Highway
         Knoxville, TN 37931-3476
         Attention: Chief Executive Officer

9.14.3 The date of receipt of such a notice shall be the date for the commencement of the running of the period provided for in such notice, or the date at which such notice takes effect, as the case may be.

9.15 No amendment or modification of this Agreement shall be valid or binding upon the parties unless signed by their respective, duly authorized officers. In the case of MOTOROLA, a duly authorized officer is a Board elected (Corporate) Vice President or superior officer having obtained any requisite Technology Transfer Review Board or other Corporate approvals. In the case of OMNIVIEW, a duly authorized officer is the President.

IN WITNESS WHEREOF, each party hereto has caused this Agreement to be executed in duplicate by its duly authorized representative(s):

Motorola, Inc.                                  Omniview, Inc.


By: /s/ John W. Battin                          By: /s/ H. Lee Martin
   -------------------------------                 -----------------------------

Title: Senior Vice President and                Title: President
      ----------------------------                    --------------------------
      General Manager, MultiMedia
      Group



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

                                    EXHIBIT 1

                        CURRENT EXCLUSIVE LICENSED FIELDS

                                EXCLUSIVE                             RENEWABLE
      FIELD OF USE              EXPIRES                               TERM
      ------------              ---------                             ---------

1.    Discovery                 (as defined in January 17, 1997 draft license).
      Communications "Topic
      Linked PhotoBubbles" as
      defined in January 17,
      1997 draft license.


2.    Resort Condominiums       11/97                                 11/98
      International, Inc.
      "Timeshare
      PhotoBubbles"

                                 SIDE LETTER TO
                                MOTOROLA/OMNIVIEW
                            PATENT LICENSE AGREEMENT


As acknowledged by the signatures of the duly authorized representatives of the parties hereinbelow, the terms and conditions of this side letter are agreed upon in consideration of and in furtherance of the above-referenced agreement between MOTOROLA and OMNIVIEW.

1. Terms appearing in all capital letters in the text of this Side Letter shall have the meaning as set forth in above-referenced agreement.

2. That certain license agreement effective as of February 4, 1994, between MOTOROLA and OMNIVIEW is agreed to be terminated without breach by either party as of the EFFECTIVE DATE of the above-reference agreement.

3. MOTOROLA, after due investigation, believes that Dr. H. Lee Martin to be a prior inventor to claims 1, 2, 7-14, 19, and 20 of MOTOROLA's U.S. Patent No. 5,489,940, and accordingly, on or before February 3, 1997, MOTOROLA will file in the United States Patent & Trademark Office a written disclaimer of claims 1, 2, 7-14, 19, and 20 of U.S. Patent No. 5,489,940.

4. MOTOROLA agrees to place in the file folders of the MOTOROLA PATENTS pending as of the EFFECTIVE DATE, a legend requesting notification to OMNIVIEW prior to the complete abandonment thereof (i.e., for which a continuing application is not filed), and the opening of good faith discussions to transfer to OMNIVIEW the abandoned application, however, MOTOROLA shall have no liability whatsoever should the notification or discussions not take place for any reason.

5. This Side Letter will survive the termination or expiration of the above-referenced agreement for any cause.

In Witness Whereof, each party hereto has caused this Side Letter to be executed by its duly authorized representative:

OMNIVIEW


By: /s/ H. Lee Martin
   --------------------------------
Typed Name: H. Lee Martin
Title: President
Date: Jan. 17, 1997

MOTOROLA


By: /s/ John W. Battin
   --------------------------------
Typed Name: John W. Battin
Title: Senior Vice President and General Manager, Multi-Media Group
Date: Jan. 17, 1997